UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2006
Alleghany Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9371	51-0283071

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Times Square Tower, 17th Floor, New York, New York		10036

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 752-1356
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	Retirement of F.M. Kirby
     On December 19, 2006, F.M. Kirby, Chairman of the Board of Directors of Alleghany Corporation (the “Company”), elected to retire as a director and Chairman effective December 31, 2006. John J. Burns, Jr., currently Vice Chairman of the Board of Directors, will succeed Mr. Kirby as Chairman of the Board of Directors, effective January 1, 2007.
(e)	Plan Amendments and Salary Adjustments
(i)	Non-Employee Directors’ Retirement Plan
     Pursuant to the Company’s Non-Employee Directors’ Retirement Plan (the “Directors’ Retirement Plan”), each person who has served as a non-employee director of the Company after July 1, 1990 is entitled to receive, after his retirement from the Board of Directors of the Company (the “Board”), an annual retirement benefit payable in cash equal to the annual retainer payable to directors of the Company at the time of his retirement. The benefit is paid from the date of the director’s retirement from the Board until the end of a period equal to his length of service thereon or until his death, whichever occurs sooner. To be entitled to this benefit, the director must have served as such for at least five years and must have continued so to serve either until the time he is required to retire by the Company’s retirement policy for directors or until he has attained age 70. In January 2005, the Directors’ Retirement Plan was amended to “freeze” such plan at December 31, 2004. Under the Directors’ Retirement Plan as amended, no new non-employee director is eligible to participate in the Directors’ Retirement Plan, a director’s service after December 31, 2004 is no longer included in measuring how long the director’s annual retirement benefit will be payable, and the annual retirement benefit for directors who retire after December 31, 2004 is limited to $30,000, which was the annual retainer at December 31, 2004.
     On December 19, 2006, the Board, upon the recommendation of the Compensation Committee, further amended the Directors’ Retirement Plan to permit participants to make an election in 2006 to receive an actuarially determined lump-sum payout of their accrued benefit in 2007. A copy of the Directors’ Retirement Plan, as amended, is filed herewith as Exhibit 10.1.
(ii)	Retirement Plan
     The Company’s Retirement Plan (the “Plan”) generally provides, for designated employees, including all of its current executive officers, retirement benefits in the form of an annuity for the participant’s life or, alternatively, actuarially equivalent forms of benefits, including a lump sum. Under the Plan, a participant must have completed five years of service with the Company or a subsidiary of the Company before he or she is vested in, and thus has a right to receive, any retirement benefits following his or her termination of employment. The annual retirement benefit under the Plan, if paid in the form of a joint and survivor life annuity to a participant who retires on reaching age 65 with 15 or more years of service, is equal to 67 percent of the participant’s highest average annual base salary and annual cash bonus over a consecutive three-year period during the last ten years or, if shorter, the full calendar years of employment. The Plan does not take payouts of long-term incentives into account in computing retirement benefits.
     On December 19, 2006, the Board, upon the recommendation of the Compensation Committee, amended and restated the Plan to update it in a number of respects, including to eliminate certain tax gross-up and other provisions that had evolved over time and to adopt a new benefit formula. A copy of the Plan, as amended and restated, is filed herewith as Exhibit 10.2.
(iii)	Salary Adjustments
     On December 19, 2006, as part of its overall review of executive compensation for fiscal year 2007 and with the assistance of a compensation consulting firm, the Compensation Committee (the “Compensation Committee”) of the Board of the Company, among other actions, approved annual base salary adjustments for the President and chief executive officer and the four other most highly compensated executive officers of the Company. In this regard, the annual base salary of Mr. Weston Hicks, President and chief executive officer of the Company, was increased to $1.0 million from $800,000 effective January 1, 2007.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At its December 19, 2006 meeting, the Board approved amendments to the Company’s By-Laws. The amendments, which are effective as of January 1, 2007, reflect that, commencing January 1, 2007, the Chairman of the Board will be a non-executive Chairman. To effect this change, the following amendments to the By-Laws were approved:
1.	Section 9 (“Vice Chairman of the Board”) of Article II (“Directors”), was amended to be renumbered as Section 10 of Article II and the words “Section 2 of Article IV” was amended to read “Section 9 of Article II.”

2.	Article II was amended to add a new Section 9 to read as follows:

Section 9. Chairman of the Board The Board may appoint one of its number as Chairman of the Board to serve at the pleasure of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties and exercise such other powers as may be assigned to him from time to time by the Board of Directors. The position of Chairman of the Board shall not constitute an officer position of the Corporation and the Chairman of the Board shall not be assigned any duties or powers which could result in the Chairman of the Board being considered an executive officer of the Corporation as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Internal Revenue Code of 1986, as amended.

3.	Article IV (“Officers”) was amended to delete the first sentence of Section 1 regarding appointment of a Chairman of the Board.

4.	Article IV was amended to delete Section 2 (“Chairman of the Board”) in its entirety and to renumber the remaining Sections in consecutive order.

5.	Article IV was further amended to delete the words “the Chairman of the Board,” from each of the renumbered Sections 2 through 9.

6.	Article VIII (“Signatures”), the provisions of which identify officers authorized to sign negotiable instruments or stock transfer instruments was amended to delete the words “Chairman of the Board,” from each of Sections 1 and 2.

7.	Article X (“Voting of Stocks”) was amended to delete therefrom the words “the Chairman of the Board,”.
     A copy of the By-Laws, as amended and restated, is filed herewith as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
3.2	Amended and Restated By-Laws of the Company.

10.1	Non-Employee Directors’ Retirement Plan, as amended, of the Company.

10.2	Amended and Restated Retirement Plan of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHANY CORPORATION
	By:	/s/ Roger B. Gorham
		Name:	Roger B. Gorham
Date: December 21, 2006		Title:	Senior Vice President (and chief financial officer)

Index to Exhibits

Exhibit Number	Exhibit Description

3.2	Amended and Restated By-Laws of the Company.

10.1	Non-Employee Directors’ Retirement Plan, as amended, of the Company.

10.2	Amended and Restated Retirement Plan of the Company.